August 29, 2005



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

	Re:	Prudential's Gibraltar Fund, Inc.
		(File No. 811-01660)




Ladies and Gentlemen:


Enclosed please find the Semi-Annual
Report on Form N-SAR for the above
referenced Fund, for the fiscal period ended
June 30, 2005. The enclosed is being filed electronically via the EDGAR system.


Yours truly,

/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure















This report is signed on behalf of the
Registrant in the City of Newark and State of New Jersey on the 29th day of August, 2005.


Prudential's Gibraltar Fund, Inc.
File No. 811-01660


By: /s/ Carlos A. Santiago
	By:/s/ Jonathan D. Shain
Carlos A. Santiago
	Jonathan D. Shain
Paralegal
	Assistant Secretary